EXHIBIT 10.11

TOWERSTREAM CORPORATION

2008 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

1.           Purpose of the Plan.

This 2008 Non-Employee Directors Compensation Plan (the “Plan”) is intended as an incentive to enable Towerstream Corporation, a Delaware corporation (the “Company”), to attract and retain the services of experienced and highly-qualified individuals as directors of the Company and to encourage stock ownership by such directors so that their interests are aligned with the interests of the Company and its stockholders.  It is intended that participants in the Plan may acquire or increase their proprietary interests in the Company and be encouraged to remain in the directorship of the Company.  For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.           Administration of the Plan.

The Plan shall be administered by the Board of Directors of the Company  and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board (the “Board”).  Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time subject to the terms of the Plan and any applicable limitations imposed by law.  The Board shall have authority to administer the Plan subject to the provisions of the Plan but shall have no authority, discretion or power to select the non-employee directors of the Company who will receive options under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted upon exercise of options or the time at which such options are to be granted, to establish the duration of option grants, or to alter other terms or conditions specified in the Plan.  All questions of interpretation of the Plan or of any options granted under the Plan (an “Option”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.           Eligibility.

Options and cash fees may be granted only to directors of the Company who, at the time of such grant, are not employees of the Company or of any parent or subsidiary corporation of the Company (“Non-Employee Directors”).  Options granted to Non-Employee Directors shall be nonqualified stock options; that is, options that are not treated as having been granted under Section 422(b) of the Code.  A person granted an Option is hereinafter referred to as an “Optionee.”

4.           Cash Fees.

Each Non-Employee Director shall receive an annual retainer fee of $25,000 payable in cash, for serving as a director of the Company. In addition, each Non-Employee Director shall be entitled to receive a fee, payable in cash, of $1,000 for each meeting of the Board and $500 for any committee thereof attended in person or telephonically and shall be reimbursed for his or her expenses reasonably incurred in connection with serving on the Board.

5.           Shares Subject to Plan.

Subject to adjustment as provided in Section 8 hereof, a total of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan.  The shares of Stock subject to the Plan shall consist of unissued shares or treasury shares, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  If an Option expires or becomes unexercisable without having been exercised in full, or is forfeited, the unpurchased shares which were subject thereto shall become available for future grant or sale under the Plan.  Stock used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan.  Stock used to satisfy tax withholding obligations shall not become available for future grant to sale under the Plan.

6.           Time for Granting Options.

All Options shall be granted, if at all, within five (5) years from the Effective Date.

7.           Terms, Conditions and Form of Options.

Options granted pursuant to the Plan may be evidenced by written agreements specifying the number of shares of Stock covered thereby, which written agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)           Automatic Grant of Options.  Options shall be granted automatically and without further action of the Board, as follows:

 (i)           Each Non-Employee Director will receive 50,000 options to acquire shares of our Stock during each year of continued service to the Board of Directors on the first business day of June of each year; provided that the recipient Non-Employee Director is then serving on the Board of Directors, or re-elected to serve on the Board of Directors, as the case may be.  Any annual award shall be subject to a pro rata reduction for service of less than one full year since the date of joining the Board of Directors.  The annual award, if subject to such pro rata reduction, shall be reduced as follows:

Date of Joining Board	Reduction Amount

First business day of June to September 30th	no reduction

October 1st to December 31st	reduced by 12,500 options

January 1st to March 31st	reduced by 25,000 options

April 1st to last business day of May	reduced by 37,500 options

(i)           Notwithstanding the foregoing, any person may elect not to receive an Option to be granted pursuant to this Section 7(a) by delivering written notice of such election to the Board no later than the day prior to the date on which such Option would otherwise be granted.  A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option.  A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date on which such Option would be granted pursuant to this Section 7(a).

(ii)           Notwithstanding any other provision of the Plan to the contrary, no Option shall be granted to any individual on a day when he or she is no longer serving as a Non-Employee Director of the Company.

(iii)           Options granted in accordance with this Section 7(a) shall not be binding on the Company and no person shall have any rights thereunder unless and until the Plan or any individual Option grant shall be approved by the stockholders of the Company within one year of the date of grant.

(b)           Option Exercise Price.  The purchase price of each share of Stock purchasable under an Option shall be the Fair Market Value of such share of Stock on the date the Option is granted.  “Fair Market Value” means for the purpose of the Plan, for any date, the price determined by the first of the following clauses that applies: (i) if the Stock is then listed or quoted on any established stock exchange or national market system (a “Trading Market”), the daily volume weighted average price of the Stock for such date (or the nearest preceding date) on the Trading Market on which the Stock is then listed or quoted as reported by Bloomberg L.P. (based on a day on which the New York Stock Exchange is open for trading from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (ii)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (iii) if the Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Stock so reported; or (iv) in all other cases, the fair market value of a share of Stock as determined by the Board in good faith in a manner consistent with the provisions of the Code.  Anything in this Section 7(b) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(c)           Exercise Period and Exercisability of Options.  An Option granted pursuant to the Plan shall be exercisable for a term of five (5) years.  Options granted pursuant to the Plan shall become exercisable on the date of grant; provided, however, that no option shall be exercisable until such time as any limitation required by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules and regulations shall be satisfied for availability of the exemption provided under Rule 16b-3(d)(3) of the Exchange Act.

(d)           Termination of Options.

(i)           In the event that an Optionee ceases to be a director of the Company because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director.  Such Option may be exercised at any time until the earlier of (a) one (1) year after the date the Optionee ceases to be a director and (b) the date on which the Option otherwise expires by its terms, at which time the Option shall expire; provided, however, if the Optionee dies before the Options are forfeited and no longer exercisable, the terms and provisions of Section 7(d)(ii) shall control.

(ii)           In the event of the death of an Optionee, the Option granted to such Optionee may be exercised, to the extent the Option was exercisable on the date of such Optionee’s death, by the estate of such Optionee or by any person or persons who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of such Optionee.  Such Option may be exercised at any time until the earlier of (a) one (1) year after the date the Optionee ceases to be a director and (b) the date on which the Option otherwise expires by its terms, at which time the Option shall expire.

(iii)           In the event that an Optionee ceases to be or is removed as a director of the Company on account of fraud, dishonesty, conviction of a felony under any state or federal statute or other acts detrimental to the interests of the Company or any direct or indirect subsidiary of the Company, or for any other reason that, upon a good faith determination by the Board or the stockholders of the Company, is deemed to constitute “cause”, provided, however, that it is specifically understood that “cause” shall not include the commission or omission of any act taken in the good-faith exercise of such Optionee’s business judgment as a Non-Employee Director, the Option granted to such Optionee shall terminate as of the date of the action giving rise to such termination for “cause” and no unexercised Option or portion of an Option may thereafter be exercised.

(iv)           In the event that an Optionee is removed as a director by the Company at any time other than for “cause” pursuant to Section 7(d)(iii) or resigns as a director, the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director.  Such Option may be exercised at any time until the earlier of (a) one (1) year after the date the Optionee ceases to be a director and (b) the date on which the Option otherwise expires by its terms, at which time the Option shall expire; provided, however, if the Optionee dies before the Option is forfeited and no longer exercisable, then the terms and provisions of Section 7(d)(ii) shall control.

(e)           Payment of Option Exercise.  Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by certified check or bank draft or by such other instrument as may be acceptable to the Company or by wire transfer of immediately available funds, (ii) by surrender of a number of shares of Stock having a fair market value (as determined in accordance with Section 7(b) hereof) equal to the aggregate purchase price of the Stock being purchased (“Cashless Exercise”) as hereinafter determined, or (iii) a combination of cash and shares, or (iv) on a “net” cashless exercise basis. If the Optionee elects the net cashless exercise method of payment, the Company shall issue to the Optionee a number of shares of Stock determined in accordance with the following formula:

X           =           Y(A - B)
        A

with:	X =	the number of shares of Stock to be issued to the Holder;

Y =	the number of shares of Stock with respect to which the Option is being exercised;

A =	the Fair Market Value per share of the Stock on the date of exercise of the Option; and

B =	the then-current exercise price of the Option

8.           Termination or Amendment of Plan.

(a)           The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without such Optionee’s consent.

(b)           The Board may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee’s consent.

(c)           It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Board shall exercise its discretion in granting Options hereunder (and the terms of such Options) accordingly.  The Plan and any grant of an Option hereunder may be amended from time to time (without, in the case of an Option, the consent of the Optionee) as may be necessary or appropriate to comply with the Section 409A Rules.

9.           Effect of Change in Stock Subject to Plan.

Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, the number of shares to be granted under the Plan and to any outstanding Options and in the Option exercise price of any outstanding Options in the event of a stock dividend, stock split, recapitalization, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

10.           Transferability of Options.

(a)           Except as provided in Section 10(b) hereof, an Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution; provided, however, that Options may be transferred under a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder).

(b)           Notwithstanding the foregoing, with the consent of the Board, in its sole discretion, an Optionee may transfer all or a portion of the Option to: (i) an Immediate Family Member (as hereinafter defined), (ii) a trust for the exclusive benefit of the Optionee and/or one or more Immediate Family Members, or (iii) such other person or entity as the Board may permit (individually, a “Permitted Transferee”).  For purposes of this Section 10(b), “Immediate Family Members” shall mean the Optionee’s spouse, parents, siblings, children or grandchildren, whether natural or adopted.  As a condition to such transfer, each Permitted Transferee to whom the Option or any interest therein is transferred shall agree in writing (in a form satisfactory to the Company) to be bound by all of the terms and conditions of the Option Agreement evidencing such Option and any additional restrictions or conditions as the Company may require.  Following the transfer of an Option, the term “Optionee” shall refer to the Permitted Transferee, except that, with respect to any provision for the Company’s tax withholding obligations, if any, such term shall refer to the original Optionee.  The Company shall have no obligation to notify a Permitted Transferee of any termination of the transferred Option, including an early termination pursuant to Section 7(d) hereof.  A Permitted Transferee shall be prohibited from making a subsequent transfer of a transferred Option except to the original Optionee or to another Permitted Transferee or as provided in Section 10(a) hereof.

11.           Government Regulations.

It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act and any regulations promulgated thereunder.  If any provision of this Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void.  All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and any regulations promulgated thereunder.

12.           General Provisions.

(a)           Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)           Director Status.  The adoption of the Plan shall not confer upon any Optionee of the Company or any subsidiary any right to continued service as a director with the Company, nor shall it interfere in any way with the right of the Company to terminate the service of any of its directors at any time.

(c)           Limitation of Liability.  No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

13.           Registration of Stock.

Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws or is exempt from such registration.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option.

14.           Effective Date of Plan.

The Plan shall be effective on the date that the stockholders of the Company approve the Plan, which approval shall be obtained prior to February 27, 2009 (the date of actual approval being the “Effective Date”) which is one year from the date of the authorization of the Plan by the company’s Board of Directors.

15.           Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.